Securities and Exchange Commission
                     Washington, D.C. 20549


                            Form 8-K

                         Current Report


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):
                       February 14, 1997



                    Cadiz Land Company, Inc.
       (Exact name of issuer as specified in its charter)


                            Delaware
         (State or other jurisdiction of incorporation)


               0-12114                      77-0313235
     (Commission File Number)       (IRS Employer Identification No.)


  10535 Foothill Boulevard, Suite 150, Rancho Cucamonga,    CA91730
       (Address of principal executive offices)            (Zip Code)



   Registrant's telephone number, including area code: (909) 980-2738


ITEM 5.        OTHER EVENTS

               The Registrant and its wholly owned subsidiary, Cadiz Valley Development Corporation ("CVDC") (collectively, the "Borrowers") have reached an agreement with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. ("Rabobank") whereby both the maturity date of Borrowers' debt facilities with Rabobank and the right of Borrowers to obtain two one-year extensions of this maturity date have been extended to April 30, 1997. Borrowers have also reached an agreement with Henry Ansbacher & Co. Limited ("Ansbacher") whereby the maturity date of Borrowers' debt facilities with Ansbacher has been extended to March 13, 1997.

               The prior maturity date of Borrowers' debt facilities with Ansbacher and Rabobank had been January 31, 1997, as of which date the obligations to Ansbacher and Rabobank were approximately $9.6 million and $9.1 million, respectively.

               The Registrant requested such extensions primarily for the purpose of allowing the Registrant to continue to evaluate and choose from several possible alternative means of repayment and/or refinancing of the Ansbacher and Rabobank facilities. The determination of which funding mechanism (or combination ) will be utilized by the Registrant will be evaluated on an ongoing basis by the Registrant in consultation with an investment banking firm which has been retained by the Registrant.

               In this regard, the Registrant is considering a financing during 1997 which would be used, in addition to repayment of the Ansbacher and Rabobank facilities, to refinance the existing primary debt facilities of the Registrant's wholly owned Sun World International, Inc. subsidiary ("Sun World") upon terms which management of the Registrant would view as more favorable to the Registrant and Sun World. If the Registrant elects to proceed with such a financing, the terms of the extension agreement with Ansbacher provide for consideration of a further extension to allow time for completion.

               The terms of the Registrant's two one-year extension options for the Rabobank debt are essentially the same as those agreed upon by the parties in September 1996, except that the date by which borrower must have exercised the first extension has been changed from January 31, 1997 to April 30, 1997. As before, it is a condition to such extension that the total outstanding debt to Rabobank does not exceed $8,500,000 at the time such extension becomes effective. Upon exercise of each of the first and second extensions, the Registrant would be required to pay to Rabobank certain fees. The interest rate to be in effect during each extension period will be at Rabobank's cost of funds plus one and one quarter percent (1 1/4%). Under the terms of the agreement whereby the maturity date of this debt is to be extended to April 30,1997, this interest rate will be given retroactive effect to February 1, 1997.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Cadiz Land Company, Inc.
                                                     (Registrant)



                                              By:  /s/ Susan K. Chapman
                                                  ----------------------
                                                      Susan K. Chapman
                                                 Chief Financial Officer

Dated:  February 14, 1997